EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	February 24, 2005
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2004 FOURTH QUARTER and FULL YEAR EARNINGS

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today its results for the fourth quarter and full year ended December 31, 2004. Reported net income was $37.2 million or $.61 per diluted share during the fourth quarter of 2004, as compared to $46.5 million or $.75 per diluted share during the fourth quarter of 2003. For the full year of 2004, reported net income was $169.5 million or $2.75 per diluted share as compared to $199.3 million or $3.20 per diluted share during 2003. Net revenues were $995 million and $887 million during the three-month periods ended December 31, 2004 and 2003, respectively, and $3.94 billion and $3.39 billion during the twelve-month periods ended December 31, 2004 and 2003, respectively.

Reported income from continuing operations was $38.1 million or $.62 per diluted share during the fourth quarter of 2004 as compared to $45.2 million or $.73 per diluted share during the fourth quarter of 2003. Income from continuing operations was $170.0 million or $2.76 per diluted share during the year ended December 31, 2004 as compared to $192.1 million or $3.09 per diluted share during the prior year.

Excluding the impact of a cumulative reduction to current and prior year’s compensation expense resulting from the reversal of expense related to restricted shares granted to our Chief Executive Officer that were contingent on an earnings threshold which was not achieved, our adjusted income from continuing operations was $30.7 million or $.51 per diluted share during the three-month period ended December 31, 2004. Adjusted income from continuing operations was $162.3 million or $2.65 per diluted share during the year ended December 31, 2004 (as calculated on the attached schedule of Non-GAAP Supplemental Consolidated Income Statement Information).

At our acute care hospitals owned during both periods located in the U.S., net revenues increased 2.6% during the fourth quarter of 2004, as compared to the comparable prior year quarter, due primarily to a 3.3% increase in revenue per adjusted patient day. Admissions to these facilities decreased .5% and patient days decreased 1.8% during the fourth quarter of 2004, as compared to the prior year quarter. At our behavioral health hospitals owned in both periods, admissions increased 2.0%, patient days increased 7.4%, net revenues increased 5.1% and revenue per adjusted patient day increased .5% during the fourth quarter of 2004, as compared to the prior year quarter.

Our adjusted operating margin (as calculated on the attached schedule of Non-GAAP Supplemental Consolidated Income Statement Information), decreased to 12.3% during the three-month period ended December 31, 2004 as compared to 15.2% during the same period of the prior year. The operating margin at our acute care hospitals located in the U.S. owned during both periods (“same facility basis”) decreased to 13.9% during the three months ended December 31, 2004 as compared to 14.8% during the three months ended December 31, 2003. Also contributing to the decrease in our consolidated operating margin during the fourth quarter of 2004, as compared to the comparable prior year quarter, was a much lower operating margin experienced at an acute care facility purchased during the first quarter of 2004 and a newly constructed acute care facility which opened during the third quarter of 2004. On a same facility basis, the operating margin at our behavioral health hospitals decreased to 19.3% during the fourth quarter of 2004 from 25.4% during the comparable quarter of the prior year. Favorably impacting the operating margin at our behavioral health hospitals during the fourth quarter of 2003 was the reversal of $4 million of previously established bad debt reserves which were reversed as a result of a certain payor’s emergence from Chapter 11 bankruptcy protection.

The provision for doubtful accounts was 7.0% of net revenues during the fourth quarter of 2004 as compared to 8.0% during the prior year’s fourth quarter. The decrease resulted primarily from an increase in balances classified as charity care as a result of implementation of an indigent discount policy.

We will hold a conference call for investors and analysts at 9:00 a.m. Eastern Time on February 25, 2005. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on February 25, 2005 and will continue through midnight on March 4, 2005. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 3720717.

This call will also be available live over the internet at our web site at www.uhsinc.com. It will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide, in Puerto Rico and in France. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in “Forward-Looking Statements and Risk Factors” on pages 17 and 18 of our Form 10-Q for the quarterly period ended September 30, 2004), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted operating income and adjusted operating margin, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on adjusted income from continuing operations, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature such as reversal of previously recorded stock grant amortization, property write-downs, gains on sales of assets and businesses or other amounts reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance, operating income, operating margin and adjusted income from continuing operations should be examined in connection with net income, determined in accordance with accounting principles generally accepted in the United States of America, as presented in the condensed consolidated financial statements and notes thereto in this Report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2003. Since the items included or excluded from operating income, operating margin and adjusted income from continuing operations are significant components in understanding and assessing financial performance under accounting principles generally accepted in the United States of America, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since operating income, operating margin and adjusted income from continuing operations are not measurements determined in accordance with accounting principles generally accepted in the United States of America and are thus susceptible to varying calculations, these measures as presented may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance. Below are schedules of Non-GAAP Supplemental Consolidated Income Statement Information which reconcile operating income and adjusted income from continuing operations to net income for the periods presented.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2004	2003	2004	2003
Net revenues	$994,836	$887,286	$3,938,320	$3,391,506

Operating charges:
Salaries, wages and benefits	404,865	356,524	1,607,103	1,355,047
Other operating expenses	239,068	202,532	916,542	778,656
Supplies expense	147,589	122,547	546,801	449,225
Provision for doubtful accounts	69,169	70,945	307,163	252,644
Depreciation and amortization	40,085	34,956	155,514	130,039
Lease and rental expense	17,962	15,195	70,433	59,479

	918,738	802,699	3,603,556	3,025,090

Income before interest expense, minority interests and income taxes	76,098	84,587	334,764	366,416

Interest expense, net	10,930	9,915	43,405	37,855
Minority interests in earnings of consolidated entities	3,316	2,221	20,216	22,265

Income before income taxes	61,852	72,451	271,143	306,296

Provision for income taxes	23,733	27,204	101,137	114,217

Income from continuing operations	38,119	45,247	170,006	192,079

Income (loss) from discontinued operations, net of income tax expense (a)	(945)	1,221	(514)	7,190

Net income	$37,174	$46,468	$169,492	$199,269

Basic earnings (loss) per share: (b)
From continuing operations	$0.66	$0.79	$2.95	$3.33
From discontinued operations	$(0.02)	$0.02	$(0.01)	$0.12

Total basic earnings per share	$0.64	$0.81	$2.94	$3.45

Diluted earnings (loss) per share: (b)
From continuing operations	$0.62	$0.73	$2.76	$3.09
From discontinued operations	$(0.01)	$0.02	$(0.01)	$0.11

Total diluted earnings per share	$0.61	$0.75	$2.75	$3.20

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

	Three months ended December 31,		Twelve months ended December 31,
	2004	2003	2004	2003
(a) Calculation of income (loss) from discontinued operations, net of income tax:

Income (loss) from operations	$(1,458)	$26	$(6,191)	$1,655
Gains (losses), net	(29)	6,786	5,382	14,623
Provision for asset impairment	—	(13,742)	—	(13,742)
Recovery of provision for judgment/closure costs	—	8,867	—	8,867

Income (loss) from discontinued operations, pre-tax	(1,487)	1,937	(809)	11,403
Income tax (provision)/benefit	542	(716)	295	(4,213)

Income (loss) from discontinued operations, net of income tax expense	$(945)	$1,221	$(514)	$7,190

(b) Earnings per share calculation:

Basic:
Income from continuing operations	$38,119	$45,247	$170,006	$192,079
Less: Dividends on unvested restricted stock, net of taxes	(27)	(28)	(111)	(28)

Income from continuing operations - basic	$38,092	$45,219	$169,895	$192,051
Income (loss) from discontinued operations	(945)	1,221	(514)	7,190

Net income - basic	$37,147	$46,440	$169,381	$199,241

Weighted average number of common shares - basic	57,635	57,466	57,653	57,688

Basic earnings (loss) per share:
From continuing operations	$0.66	$0.79	$2.95	$3.33
From discontinued operations	$(0.02)	$0.02	$(0.01)	$0.12

Total basic earnings per share	$0.64	$0.81	$2.94	$3.45

Diluted:
Income from continuing operations	$38,119	$45,247	$170,006	$192,079
Less: Dividends on unvested restricted stock, net of taxes	(27)	(28)	(111)	(28)
Add: Debenture interest, net of taxes	2,334	2,222	9,240	8,799

Income from continuing operations - diluted	$40,426	$47,441	$179,135	$200,850
Income (loss) from discontinued operations	(945)	1,221	(514)	7,190

Net income - diluted	$39,481	$48,662	$178,621	$208,040

Weighted average number of common shares	57,635	57,466	57,653	57,688
Add: Shares for conversion of convertible debentures	6,577	6,577	6,577	6,577
Other share equivalents	280	935	635	824

Weighted average number of common shares and equiv. - diluted	64,492	64,978	64,865	65,089

Diluted earnings (loss) per share:
From continuing operations	$0.62	$0.73	$2.76	$3.09
From discontinued operations	$(0.01)	$0.02	$(0.01)	$0.11

Total diluted earnings per share	$0.61	$0.75	$2.75	$3.20

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2004	December 31, 2003
Assets:
Cash and cash equivalents	$33,125	$34,863
Accounts receivable, net	552,538	503,929
Other current assets	90,392	106,999
Property, plant and equipment, net	1,448,066	1,304,341
Other assets	765,852	822,598
Assets held for sale	132,870	—

Total Assets	$3,022,843	$2,772,730

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$16,968	$10,871
Liabilities held for sale	14,720	—
Other current liabilities	437,968	384,882
Other noncurrent liabilities	243,617	216,094
Long-term debt	852,229	868,566
Deferred income taxes	50,212	41,841
Minority interest	186,543	159,554
Stockholders’ equity	1,220,586	1,090,922

Total Liabilities and Stockholders’ Equity	$3,022,843	$2,772,730

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information

For the Three Months Ended December 31, 2004 and 2003

(in thousands)

(unaudited)

	Three months ended December 31, 2004		Three months ended December 31, 2003
Net revenues	$994,836	100.0%	$887,286	100.0%

Operating charges:
Salaries, wages and benefits	404,865	40.7%	356,524	40.2%
Other operating expenses	239,068	24.0%	202,532	22.8%
Supplies expense	147,589	14.8%	122,547	13.8%
Provision for doubtful accounts	69,169	7.0%	70,945	8.0%

	860,691	86.5%	752,548	84.8%

Operating income/margin	134,145	13.5%	134,738	15.2%

Lease and rental expense	17,962		15,195
Minority interests in earnings of consolidated entities	3,316		2,221

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	112,867		117,322

Depreciation and amortization	40,085		34,956
Interest expense, net	10,930		9,915

Income before income taxes	61,852		72,451

Provision for income taxes	23,733		27,204

Income from continuing operations	38,119		45,247

Income (loss) from discontinued operations, net of income taxes	(945)		1,221

Net income	$37,174		$46,468

	Three months ended December 31, 2004		Three months ended December 31, 2003
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations

Income from continuing operations	$38,119	$0.62	$45,247	$0.73
Less: After-tax reversal of previously recorded stock grant amortization expense	(7,394)	$(0.11)	—	—

Adjusted income from continuing operations	$30,725	$0.51	$45,247	$0.73

	Amount	Margin	Amount	Margin
Calculation of Adjusted Operating Income/Margin

Operating income/margin	$134,145	13.5%	$134,738	15.2%
Less: Pre-tax reversal of previously recorded stock grant amortization expense	(11,632)	(1.2)%	—	—

Adjusted operating income/margin	$122,513	12.3%	$134,738	15.2%

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information

For the Twelve Months Ended December 31, 2004 and 2003

(in thousands)

(unaudited)

	Twelve months ended December 31, 2004		Twelve months ended December 31, 2003
Net revenues	$3,938,320	100.0%	$3,391,506	100.0%

Operating charges:
Salaries, wages and benefits	1,607,103	40.8%	1,355,047	40.0%
Other operating expenses	916,542	23.3%	778,656	23.0%
Supplies expense	546,801	13.9%	449,225	13.2%
Provision for doubtful accounts	307,163	7.8%	252,644	7.4%

	3,377,609	85.8%	2,835,572	83.6%

Operating income/margin	560,711	14.2%	555,934	16.4%

Lease and rental expense	70,433		59,479
Minority interests in earnings of consolidated entities	20,216		22,265

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	470,062		474,190

Depreciation and amortization	155,514		130,039
Interest expense, net	43,405		37,855

Income before income taxes	271,143		306,296

Provision for income taxes	101,137		114,217

Income from continuing operations	170,006		192,079

Income (loss) from discontinued operations, net of income taxes	(514)		7,190

Net income	$169,492		$199,269

	Twelve months ended December 31, 2004		Twelve months ended December 31, 2003
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations

Income from continuing operations	$170,006	$2.76	$192,079	$3.09
Less: After-tax DSH revenue attributable to prior year	(1,748)	$(0.02)	—	—
Add: After-tax hurricane property damage	1,474	$0.02	—	—
Less: After-tax reversal of previously recorded stock grant amortization expense	(7,394)	$(0.11)	—	—

Adjusted income from continuing operations	$162,338	$2.65	$192,079	$3.09

	Amount	Margin	Amount	Margin
Calculation of Adjusted Operating Income/Margin

Operating income/margin	$560,711	14.2%	$555,934	16.4%
Less: Pre-tax reversal of previously recorded stock grant amortization expense	(11,632)	(0.3)%	—	—

Adjusted operating income/margin	$549,079	13.9%	$555,934	16.4%

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:	% Change Quarter Ended 12/31/2004	% Change 12 mos. ended 12/31/2004

Acute Care Hospitals
Revenues	2.6%	3.1%
Adjusted Admissions	0.9%	0.3%
Adjusted Patient Days	-0.7%	-0.4%
Revenue Per Adjusted Admission	1.7%	2.8%
Revenue Per Adjusted Patient Day	3.3%	3.4%

Behavioral Health Hospitals

Revenues	7.3%	7.9%
Adjusted Admissions	1.5%	5.4%
Adjusted Patient Days	6.8%	6.3%
Revenue Per Adjusted Admission	5.7%	2.4%
Revenue Per Adjusted Patient Day	0.5%	1.5%

UHS Consolidated	Fourth Quarter Ended		Twelve months Ended
	12/31/2004	12/31/2003	12/31/2004	12/31/2003
Revenues	$994,836	$887,286	$3,938,320	$3,391,506
EBITDA (1)	112,867	117,322	470,062	474,190
EBITDA Margin (1)	11.3%	13.2%	11.9%	14.0%

Cash Flow From Operations	81,015	63,373	394,529	376,775
Days Sales Outstanding	51	52	51	54
Capital Expenditures	54,658	57,140	231,987	224,370

Debt (net of cash)	—	—	836,072	$844,574
Shareholders Equity	—	—	1,220,586	$1,090,922
Debt / Total Capitalization	—	—	40.7%	43.6%
Debt / EBITDA	—	—	1.78	1.78
Debt / Cash From Operations	—	—	2.12	2.24

Acute Care EBITDAR Margin (2)	12.5%	15.3%	14.7%	18.1%
Behavioral Health EBITDAR Margin (2)	19.0%	25.4%	22.3%	23.5%

(1)	Net of Minority Interest
(2)	Before Corporate overhead allocation and minority interest

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

DECEMBER 31, 2004

AS REPORTED:

FOR THE THREE MONTHS ENDED

	ACUTE (1) (2)%			BEHAVIORAL HEALTH		%
	12/31/04	12/31/03		12/31/04	12/31/03
Hospitals owned and leased	25	25	0.0%	44	39	12.8%
Average licensed beds	5,602	4,998	12.1%	4,386	3,902	12.4%
Patient days	284,920	260,778	9.3%	320,753	265,733	20.7%
Average daily census	3,097.0	2,834.5	9.3%	3,486.4	2,888.4	20.7%
Occupancy-licensed beds	55.3%	56.7%	-2.5%	79.5%	74.0%	7.4%
Admissions	63,218	57,795	9.4%	22,896	21,756	5.2%
Length of stay	4.5	4.5	-0.1%	14.0	12.2	14.7%

Inpatient revenue	$1,692,754	$1,453,424	16.5%	$318,264	$274,269	16.0%
Outpatient revenue	648,448	512,535	26.5%	45,538	40,600	12.2%
Total patient revenue	2,341,202	1,965,959	19.1%	363,802	314,869	15.5%
Other revenue	8,274	8,261	0.2%	7,482	7,432	0.7%
Gross hospital revenue	2,349,476	1,974,220	19.0%	371,284	322,301	15.2%

Total deductions	1,629,805	1,339,457	21.7%	192,938	167,501	15.2%

Net hospital revenue	$719,671	$634,763	13.4%	$178,346	$154,800	15.2%

SAME FACILITY:

FOR THE THREE MONTHS ENDED

	ACUTE (1) (3)%			BEHAVIORAL HEALTH (4)%
	12/31/04	12/31/03		12/31/04	12/31/03
Hospitals owned and leased	25	25	0.0%	39	39	0.0%
Average licensed beds	4,894	4,998	-2.1%	3,980	3,902	2.0%
Patient days	255,990	260,778	-1.8%	285,494	265,733	7.4%
Average daily census	2,782.5	2,834.5	-1.8%	3,103.2	2,888.2	7.4%
Occupancy-licensed beds	56.9%	56.7%	0.3%	78.0%	74.0%	5.3%
Admissions	57,488	57,795	-0.5%	22,195	21,756	2.0%
Length of stay	4.5	4.5	-1.3%	12.9	12.2	5.3%

(1)	Does not include hospitals located in France
(2)	Does not include discontinued operations
(3)	Does not include discontinued operations, Corona, Methodist/Lakeland or Lakewood Ranch in current or prior years. Spring Valley is included in the current and prior year from October 1st through year end.
(4)	Stonington is excluded in both current and prior years from April 1 through year end and the four facilities purchased from Keystone are excluded in both years from May 1 through year end.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

DECEMBER 31, 2004

AS REPORTED:

FOR THE TWELVE MONTHS ENDED

	ACUTE (1) (2)%			BEHAVIORAL HEALTH		%
	12/31/04	12/31/03		12/31/04	12/31/03
Hospitals owned and leased	25	25	0.0%	44	39	12.8%
Average licensed beds	5,645	4,792	17.8%	4,225	3,894	8.5%
Patient days	1,150,882	1,032,348	11.5%	1,234,152	1,067,200	15.6%
Average daily census	3,144.5	2,828.4	11.2%	3,372.0	2,923.8	15.3%
Occupancy-licensed beds	55.7%	59.0%	-5.6%	79.8%	75.1%	6.3%
Admissions	251,655	227,932	10.4%	94,743	87,688	8.0%
Length of stay	4.6	4.5	1.0%	13.0	12.2	7.0%

Inpatient revenue	$6,732,660	$5,658,490	19.0%	$1,238,131	$1,091,885	13.4%
Outpatient revenue	2,544,891	1,985,040	28.2%	177,360	156,115	13.6%
Total patient revenue	9,277,551	7,643,530	21.4%	1,415,491	1,248,000	13.4%
Other revenue	35,604	37,757	-5.7%	32,849	33,345	-1.5%
Gross hospital revenue	9,313,155	7,681,287	21.2%	1,448,340	1,281,345	13.0%

Total deductions	6,415,436	5,181,737	23.8%	749,568	668,941	12.1%

Net hospital revenue	$2,897,719	$2,499,550	15.9%	$698,772	$612,404	14.1%

SAME FACILITY:

FOR THE TWELVE MONTHS ENDED

	ACUTE (1) (3)%			BEHAVIORAL HEALTH (4)%
	12/31/04	12/31/03		12/31/04	12/31/03
Hospitals owned and leased	25	25	0.0%	39	39	0.0%
Average licensed beds	4,837	4,792	0.9%	3,947	3,894	1.4%
Patient days	1,018,249	1,032,348	-1.4%	1,138,297	1,067,200	6.7%
Average daily census	2,782.1	2,828.6	-1.6%	3,110.1	2,923.8	6.4%
Occupancy-licensed beds	57.5%	59.0%	-2.6%	78.8%	75.1%	4.9%
Admissions	225,803	227,932	-0.9%	92,850	87,688	5.9%
Length of stay	4.5	4.5	-0.4%	12.3	12.2	0.7%

(1)	Does not include hospitals located in France
(2)	Does not include discontinued operations
(3)	Does not include discontinued operations, Corona, Methodist/Lakeland or Lakewood Ranch in current or prior years. Spring Valley is included in the current and prior year from October 1st through year end.
(4)	Stonington is excluded in both current and prior years from April 1 through year end and the four facilities purchased from Keystone are excluded in both years from May 1 through year end.